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Exhibit 10.43

KGEN POWER CORPORATION
2006 EQUITY INCENTIVE PLAN

ARTICLE 1

EFFECTIVE DATE AND PURPOSE

1.1.    Effective Date.    The Plan shall be known as the "KGen Power Corporation 2006 Equity Incentive Plan" and shall be effective as of December [    ], 2006 (the "Effective Date"). Any Incentive Stock Option awards made prior to approval of the Plan by the shareholders of KGen Power Corporation (the "Company") in accordance with Section 422 of the Code shall not vest or become exercisable, as applicable, prior to the time when the Plan is so approved.

1.2.    Purpose of the Plan.    The purpose of the Plan is to further and promote the interests of the Company, its Subsidiaries and its stockholders by enabling the Company and its Subsidiaries to attract, retain and motivate directors, employees, consultants and advisors or those who will become directors, employees, consultants or advisors to the Company or its Subsidiaries, and to align the interests of those individuals and the Company's stockholders. The Plan is intended to permit the grant of Awards that constitute Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock Awards.

ARTICLE 2

DEFINITIONS

        The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

        "Exchange Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

        "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlled by, in control of, or under common control with, the Company.

        "Award" means, individually or collectively, a grant under the Plan of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock Awards.

        "Award Agreement" means the written agreement setting forth the terms and conditions applicable to an Award.

        "Base Price" means the price at which a SAR may be exercised with respect to a Share.

        "Board" means the Company's Board of Directors, as constituted from time to time.

        "Cause" shall have the meaning set forth in any employment, consulting or service agreement between the Company and the Participant, provided that if there is no such agreement or "cause" is not defined therein, it shall mean (a) the Board, in its sole discretion, has reason to believe that the Participant has committed a felony, (b) acts of dishonesty by the Participant resulting or intending to result in personal gain or enrichment at the expense of the Company, its Subsidiaries or Affiliates, (c) conduct by the Participant in connection with his services rendered to the Company, its Subsidiaries and Affiliates that is fraudulent, unlawful or negligent, or (d) misconduct by the Participant which seriously discredits or damages the Company, its Subsidiaries or Affiliates;

        "Change in Control" of the Company means:

          (a)   the acquisition, after the effective date of the Plan, by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the Company's outstanding Ordinary Shares, or (ii) the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (B) any acquisition by any underwriter in connection with any firm commitment underwriting of securities to be issued by the Company, or (C) any acquisition by any corporation if, immediately following such acquisition, more than 70% of the then outstanding Ordinary Shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of directors), is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the Ordinary Shares and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Ordinary Shares and Voting Securities;

          (b)   individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease thereafter for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by at least a majority of the directors then serving and comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents;

          (c)   approval by the shareholders of the Company of a reorganization, merger or consolidation of the Company or a Subsidiary, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Ordinary Shares and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation more than 70% of the then outstanding Ordinary Shares and Voting Securities or, if Ordinary Shares or Voting Securities are converted into another security in connection with such transaction, the then outstanding Ordinary Shares and Voting Securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Ordinary Shares and the Voting Securities; or

          (d)   consummation of (i) a complete liquidation or substantial dissolution of the Company, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a Subsidiary, wholly-owned, directly or indirectly, by the Company.

        "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation or other guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

        "Committee" means the committee of the Board described in Article 3.

        "Employee" means an employee of the Company, a Subsidiary, or an Affiliate (each an "Employer") designated by the Board or the Committee.

        "Exercise Price" means the price at which a Share subject to an Option may be purchased upon the exercise of the Option.

        "Fair Market Value" means, except as otherwise specified in a particular Award Agreement, (a) while the Shares are traded on an established national or regional securities exchange, the closing transaction price of such a Share as reported by the principal exchange on which such Shares are traded on the date as of which such value is being determined or, if there were no reported transaction for such date, on the next preceding date for which a transaction was reported, (b) if the Shares are not traded on an established national or regional securities exchange, the average of the bid and ask prices for such a Share as reported by NASDAQ or a successor quotation system, or (c) if Fair Market Value cannot be determined under clause (a) or clause (b) above, or if the Committee determines in its sole discretion that the Shares are too thinly traded for Fair Market Value to be determined pursuant to clause (a) or clause (b), the value as determined by the Committee, in its sole discretion, on a good faith basis.

        "Founders' Options" means the first issuance of Options under this Plan to which 730,645 Shares shall be subject.

        "Future Option" means any Option issued after the Founders' Options and Initial Management Options have been issued under this Plan to which 2,435,481 Shares shall be subject.

        "Grant Date" means the date that the Award is granted.

        "Immediate Family" means the Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws, and all such relationships arising because of legal adoption.

        "Incentive Stock Option" means an Option that is designated as an Incentive Stock Option and is intended by the Committee to meet the requirements of Section 422 of the Code.

        "Independent Contractor" means a person, including, without limitation, a consultant, engaged by the Company for a specific task, study or project who is not an Employee.

        "Initial Management Options" means the second issuance of Options under this Plan to which 1,704,836 Shares shall be subject.

        "Member of the Board" means an individual who is a member of the Board or of the board of directors of a Subsidiary or an Affiliate.

        "New Hire Options" means Future Options with respect to 500,000 Shares that shall be granted to individuals who are not employees or contractors of the Company as of the date of this Plan in connection with their hire.

        "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

        "Offering" means the offer and sale of Shares pursuant to a purchase agreement dated December [    ], 2006 between the Company and Friedman, Billings, Ramsey & Co., Inc.

        "Option" means an option to purchase Shares granted pursuant to Article 5.

        "Other Stock Award" means an Award granted pursuant to Article 8 to receive Shares on the terms specified in any applicable Award Agreement.

        "Participant" means an Employee, Independent Contractor or Member of the Board with respect to whom an Award has been granted and remains outstanding.

        "Performance-Based" means all or any portion of an Award is subject to vesting pursuant to Article 9.

        "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals may include any of the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per Share, market share, individual performance by a Participant, and, in the discretion of the Committee, any other factors or criteria, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

        "Performance Goals" means, for a Performance Period, the goals established by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

        "Performance Period" means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

        "Period of Restriction" means the period during which Restricted Stock or an RSU is subject to forfeiture and/or restrictions on transferability.

        "Plan" means this KGen Power Corporation 2006 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

        "Restricted Stock" means a Stock Award granted pursuant to Article 6 under which the Shares are subject to forfeiture upon such terms and conditions as specified in the relevant Award Agreement.

        "Restricted Stock Unit" or "RSU" means a Stock Award granted pursuant to Article 6 subject to a period or periods of time after which the Participant will receive Shares if the conditions contained in such Stock Award have been met.

        "SEC" means the Securities and Exchange Commission.

        "Shares" means the Company's shares of Common Stock, $0.01 par value per share or any security issued by the Company, any successor or any other entity in exchange or in substitution therefor.

        "Stock Appreciation Right" or "SAR" means an Award granted pursuant to Article 7, granted alone or in tandem with a related Option which is designated by the Committee as an SAR.

        "Stock Award" means an Award of Restricted Stock or an RSU pursuant to Article 6.

        "Subsidiary(ies)" means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

        "Ten Percent Holder" means an Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) who, at the time an Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company.

ARTICLE 3

ADMINISTRATION

3.1.    The Committee.    The Plan shall be administered by the Compensation Committee of the Board. Reference to the Committee shall refer to the Board if the Compensation Committee does not exist at any time.

3.2.    Authority and Action of the Committee.    It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Independent Contractors and Members of the Board shall be eligible to receive Awards, (b) to grant Awards, (c) prescribe the form, amount, timing and other terms and conditions of each Award, (d) interpret the Plan and the Award Agreements, (e) adopt such procedures as it deems necessary or appropriate to permit participation in the Plan by eligible Employees, Independent Contractors and Members of the Board, (f) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of the Plan, (g) interpret, amend or revoke any such procedures or rules, (h) correct any technical defect(s) or technical omission(s), or reconcile any technical inconsistency(ies), in the Plan and/or any Award Agreement, (i) accelerate the vesting or payment of any Award, (j) extend the period during which an Option may be exercisable, and (k) make all other decisions and determinations that may be required pursuant to the Plan and/or any Award Agreement or as the Committee deems necessary or advisable to administer the Plan.

        The acts of the Committee shall be either (a) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (b) acts approved in writing by all of the members of the Committee without a meeting. A majority of the Committee shall constitute a quorum. The Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Employee of the Company or any of its Subsidiaries or Affiliates, the Company's independent certified public accountants or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of Award Agreements or other written agreements and/or other instruments in such form as is approved by the Committee.

3.3.    Delegation by the Committee.    The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more Members of the Board of the Company and/or officers of the Company.

3.4.    Decisions Binding.    All determinations, decisions and interpretations of the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan or any Award Agreement shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1.    Number of Shares.    Subject to adjustment as provided in Section 10.13, the number of Shares available for grants of Awards under the Plan shall be 4,870,962 Shares. Shares awarded under the Plan may be either authorized but unissued Shares, authorized and issued Shares reacquired and held as treasury Shares or a combination thereof. The payment of dividends or other distributions in Shares in conjunction with outstanding Awards shall not reduce the Shares available for grants of Awards under this Section 4.1. To the extent permitted by applicable law or exchange rules, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate shall not reduce the Shares available for grants of Awards under this Section 4.1.

4.2    Lapsed Awards.    To the extent that Shares subject to an outstanding Option (except to the extent Shares are issued or delivered by the Company in connection with the exercise of a tandem SAR), RSU or other Award are not issued or delivered by reason of the expiration, cancellation, forfeiture or other termination of such Award, then such Shares shall again be available under this Plan.

ARTICLE 5

STOCK OPTIONS

5.1.    Grant of Options.    Subject to the provisions of the Plan, Options may be granted to Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion. An Award of Options may include Incentive Stock Options, Non-Qualified Stock Options or a combination thereof; provided, however, that an Incentive Stock Option may only be granted to an Employee of the Company or a Subsidiary and no Incentive Stock Option shall be granted more than ten years after the earlier of (a) the date this Plan is adopted by the Board or (b) the date this Plan is approved by the Company's shareholders. Without an affirmative vote of the holders of a majority of the outstanding Shares of the Company, no Future Options shall be issued until such time as the SEC has declared the registration statement with respect to resales of Shares issued in the Offering effective.

5.2.    Award Agreement.    Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to the exercise of all or a portion of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement pertaining to an Option shall designate such Option as an Incentive Stock Option or a Non-Qualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds $100,000, such Options shall constitute Non-Qualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they are granted.

5.3.    Exercise Price.    Subject to the other provisions of this Section, the Exercise Price with respect to Shares subject to an Option shall be determined by the Committee in its sole discretion; provided, however, that the Exercise Price with respect to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date and the Exercise Price with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be less than 110% of the Fair Market Value of a Share on the Grant Date.

        5.3.1    Founders' Options.    The Exercise Price of the Founders' Options which options shall be granted on the date of the Offering shall be equal to $15 per Share.

        5.3.2    Initial Management Options.    The Exercise Price of the Initial Management Options which options shall be granted on the date of the Offering shall be equal to: (i) $15 per Share (with respect to 487,096 Shares), (ii) $16.50 (with respect to 487,096 Shares), (iii) $18 (with respect to 487,096 Shares) and (iv) $19.50 (with respect to 243,548 Shares). Each Award of Initial Management Options will include a pro rata number of Options from each of the classes described in (i) to (iv) in the preceding sentence and a pro rata number of options from each of such classes will become exercisable on the dates specified in Section 5.5.

        5.3.3    Future Options.    The Future Options (other than the New Hire Options) shall be granted in five equal tranches with each class having an Exercise Price on the Grant Date equal to 120%, 140%, 160%, 180% and 200% the lower of (a) $15 and (b) the fair market value of the Shares on the Grant Date; provided, however, to the extent the fair market value of our Shares is exceeds the Exercise Price for any tranche, the Exercise Price of that tranche of such Options will be the fair market value of the Shares as of the Grant Date. Each Award of Future Options will include a pro rata number of Options from each tranche.

        5.3.4    New Hire Options.    The Exercise Price of the New Hire Options shall be equal to the fair market value of the Shares on the Grant Date.

5.4.    Expiration Dates.    Each Option shall terminate not later than the expiration date specified in the Award Agreement pertaining to such Option; provided, however, that the expiration date with respect to any Option shall not be later than the tenth anniversary of its Grant Date, provided, however, that the expiration date with respect to a Future Option shall not be later than the seventh anniversary of its Grant Date and the expiration date with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be later than the fifth anniversary of its Grant Date.

5.5.    Exercisability of Options.    Subject to Section 5.4, Options granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. Each Founder's Option and Initial Management Option will become exercisable with respect to one third of the Shares subject thereto on each of the first three anniversaries of the date of the closing of the issuance of Shares in the private placement expected to close in December 2006. The exercise of an Option is contingent upon payment by the Optionee of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.

5.6.    Method of Exercise.    Options shall be exercised by the Participant's delivery of a written notice of exercise to the Chief Financial Officer of the Company (or his or her designee) or such other person as may be designated from time to time by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price with respect to each such Share and an amount sufficient to pay all taxes required to be withheld by any governmental agency. The Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares which have been held by the Optionee for at least six months having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price of the Shares with respect to which the Option is to be exercised, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares with respect to which the Option is exercised, the Company shall deliver to the Participant Share certificates (which may be in book entry form) for such Shares with respect to which the Option is exercised.

5.7.    Restrictions on Option/Share Transferability.    Incentive Stock Options are not transferable, except by will or the laws of descent. The Committee may impose such additional restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

ARTICLE 6

STOCK AWARDS

6.1.    Grant of Stock Awards.    Subject to the provisions of the Plan, Stock Awards may be granted to such Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion. No Stock Awards may be issued without approval of the Stockholders of the Company of the number of shares eligible for such grants.

6.2.    Stock Award Agreement.    Each Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares with respect to which such Stock Award is granted, the price, if any, to be paid for the Shares and the Period of Restriction applicable to a Restricted Stock Award or RSU Award and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.3.    Transferability/Share Certificates.    Shares subject to an Award of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during a Period of Restriction. During the Period of Restriction, a Restricted Stock Award may be registered in the holder's name or a nominee's name at the discretion of the Company and may bear a legend as described in Section 6.4.2. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent during the applicable Period of Restriction, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Stock Award in the event such Award is forfeited in whole or part.

6.4.    Other Restrictions.    The Committee, in its sole discretion, may impose such other restrictions on Shares subject to an Award of Restricted Stock as it may deem advisable or appropriate.

        6.4.1.    General Restrictions.    The Committee may impose restrictions based upon applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

        6.4.2.    Legend on Certificates.    The Committee, in its sole discretion, may legend the certificates representing Restricted Stock during the Period of Restriction to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend: "The sale or other transfer of the Ordinary Shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the KGen Power Corporation 2006 Stock Incentive Plan (the "Plan"), and in a Restricted Stock Agreement (as defined by the Plan). A copy of the Plan and such Restricted Stock Agreement may be obtained from the Chief Financial Officer of KGen Power Corporation."

6.5.    Removal of Restrictions.    Shares of Restricted Stock covered by a Restricted Stock Award made under the Plan shall be released from escrow as soon as practicable after the termination of the Period of Restriction and, subject to the Company's right to require payment of any taxes, a certificate or certificates evidencing ownership of the requisite number of Shares shall be delivered to the Participant.

6.6.    Voting Rights.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

6.7.    Dividends and Other Distributions.    During the Period of Restriction and unless otherwise provided in the Award Agreement, dividends and other distributions paid with respect to Shares of Restricted Stock shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1.    Grant of SARs.    Subject to the provisions of the Plan, SARs may be granted to such Participants at such times, and subject to such terms and conditions, as shall be determined by the Committee in its sole discretion; provided, however, that any tandem SAR (i.e., a SAR granted in tandem with an Option) related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. No SARs may be issued without approval of the Stockholders of the Company of the number of SARs eligible for such grants

7.2.    Base Price and Other Terms.    The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. Without limiting the foregoing, the Base Price with respect to Shares subject to a tandem SAR shall be the same as the Exercise Price with respect to the Shares subject to the related Option.

7.3.    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the Base Price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

7.4.    Expiration Dates.    Each SAR shall terminate no later than the tenth anniversary of its Grant Date; provided, however, that the expiration date with respect to a tandem SAR shall not be later than the expiration date of the related Option.

7.5.    Payment of SAR Amount.    Unless otherwise specified in the Award Agreement pertaining to a SAR, a SAR may be exercised (a) by the Participant's delivery of a written notice of exercise to the Chief Financial Officer of the Company (or his or her designee) or such other person as may be designated from time to time by the Committee setting forth the number of whole SARs which are being exercised, (b) in the case of a tandem SAR, by surrendering to the Company any Options which are cancelled by reason of the exercise of such SAR, and (c) by executing such documents as the Company may reasonably request. Except as otherwise provided in the relevant Award Agreement, upon exercise of a SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the Base Price specified in the Award Agreement pertaining to such SAR; by (ii) the number of Shares with respect to which the SAR is exercised. The exercise of SAR is contingent upon payment by the Participant of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.

7.6.    Payment Upon Exercise of SAR.    Payment to a Participant upon the exercise of the SAR shall be made, as determined by the Committee in its sole discretion, either (a) in cash, (b) in Shares with a Fair Market Value equal to the amount of the payment or (c) in a combination thereof, as set forth in the applicable Award Agreement.

ARTICLE 8

OTHER STOCK AWARDS

8.1.    Grant of Other Stock Awards.    Subject to the provisions of the Plan, the Committee may grant other equity-based awards ("Other Stock Awards") on such terms as it may determine, including, but not limited to, Awards designed to comply with or take advantage of any applicable laws of any country or political subdivision thereof. No Other Stock Awards may be issued without approval of the Stockholders of the Company of the number of shares eligible for such grants

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1.    Procedures with Respect to Performance-Based Awards.    With respect to any Performance-Based Award which may be granted to any Participant, no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period or period of service, or within such other timeframe as the Committee, in its discretion, prescribes, the Committee shall, in writing, (a) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned or which may vest, as the case may be, for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards to be earned or the degree to which such Awards have vested, as applicable, for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. The Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.2.    Payment and Vesting of Performance-Based Awards.    Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by, or rendering service to, the Company or a Subsidiary on the day the Participant's Performance-Based Award is paid to the Participant or becomes vested, as the case may be. Furthermore, unless otherwise determined by the Committee, a Participant shall be eligible to receive payment or to vest in such Award, as applicable, only if the Committee has determined that the Performance Goals for the applicable Performance Period are achieved.

ARTICLE 10

MISCELLANEOUS

10.1.    No Effect on Employment or Service.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, for any reason and with or without cause.

10.2.    Participation.    No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

10.3.    Indemnification.    Each person who is or shall have been a member of the Committee, or a Member of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's governing documents, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

10.4.    Successors.    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

10.5.    Beneficiary Designations.    Subject to Section 10.6 below, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. For purposes of this Section, a beneficiary may include a designated trust having as its primary beneficiary a family member of a Participant. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

10.6.    Nontransferability of Awards.    No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution; provided, however, that except as provided by in the relevant Award Agreement, a Participant may transfer, without consideration, an Award other than an Incentive Stock Option to one or more members of his or her Immediate Family, to a trust established for the exclusive benefit of one or more members of his or her Immediate Family, to a partnership in which all the partners are members of his or her Immediate Family, or to a limited liability company in which all the members are members of his or her Immediate Family; provided, further, that any such Immediate Family, and any such trust, partnership and limited liability company, shall agree to be and shall be bound by the terms of the Plan, and by the terms and provisions of the applicable Award Agreement and any other agreements covering the transferred Awards. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant and may be exercised only by the Participant or the Participant's legal representative.

10.7.    No Rights as Stockholder.    Except to the limited extent provided in Sections 6.6 and 6.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

10.8.    Unfunded Status.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

10.9.    Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant's FICA obligations) which the Committee, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to such Award (or exercise thereof).

10.10.    Withholding Arrangements.    The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award in any manner determined by the Committee, including by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, provided such Shares have been held by the Participant for at least six months.

10.11.    No Corporate Action Restriction.    The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to effect or authorize any corporate action or transaction, including, without limitation, (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's or Affiliate's capital structure or business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary or Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's or Affiliate's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary or Affiliate, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's or Affiliate's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary or Affiliate. No Participant, beneficiary or any other person shall have any claim against any Member of the Board or the Committee, the Company or any Subsidiary or Affiliate, or any employees, officers, shareholders or agents of the Company or any Subsidiary or Affiliate, as a result of any such action.

10.12.    Restrictions on Shares.    Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such Award or the delivery of Shares thereunder, such Award shall not be exercised or settled and such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any other applicable securities laws. Finally, no Shares shall be issued and delivered under the Plan, unless the issuance and delivery of those Shares shall comply with all relevant provisions of gaming laws or regulations and any registration, approval or action thereunder.

10.13.    Changes in Capital Structure.    In the event of an "Equity Restructuring" (as defined below), the Board shall, and in the event of a "Corporate Event" (as defined herein), the Board may, in such manner as the Board in good faith deems equitable to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, adjust any or all of (a) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (b) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (c) the Exercise Price or Base Price with respect to any Award. For purposes of this Section 10.13, "Equity Restructuring" means any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, split-up, spin-off, or other equity restructuring event that causes the per-share value of the Shares to change and "Corporate Event" means any reorganization, merger, consolidation, combination, repurchase, change of control or exchange of Shares or other securities of the Company, Change in Control, or other corporate transaction or event that the Board determines affects the Shares such than an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate.

        If the Company enters into or is involved in any Corporate Event, the Board may, prior to such Corporate Event and effective upon such Corporate Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute awards in respect of the Shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event. Notwithstanding anything to the contrary in the Plan, if any Corporate Event occurs, the Company shall have the right, but not the obligation, to cancel each Participant's Awards immediately prior to such Corporate Event and to pay to each affected Participant in connection with the cancellation of such Participant's Awards, an amount that the Committee, in its sole discretion, in good faith determines to be the equivalent value of such Award. Any actions or determinations of the Committee with respect to a Corporate Event under this Section 10.13 need not be uniform as to all outstanding Awards, nor treat all Participants identically.

        Upon receipt by any affected Participant of any such substitute awards or payments as a result of any such Equity Restructuring or Corporate Event, such Participant's affected Awards for which such substitute awards or payment were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant.

ARTICLE 11

AMENDMENT, TERMINATION AND DURATION, SUB-PLANS

11.1.    Amendment, Suspension or Termination.    The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including, without limitation, the Section 422 of the Code and the rules of the New York Stock Exchange; provided, however, the Board may, without shareholder or Participant approval, amend the Plan and any Award Agreement, including without limitation retroactive amendments, as necessary to avoid the imposition of any taxes under Section 409A of the Code. Subject to the preceding sentence, the amendment, suspension or termination of the Plan shall not, without the consent of the Participant, materially adversely alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

11.2.    Sub-Plans.    The Board, in its sole discretion, may adopt sub-Plans to allow modifications of the Plan and Awards to comply with the requirements of any applicable federal, state, or local laws, rules or regulations.

11.3    Duration of the Plan.    The Plan shall, subject to Section 11.1, terminate ten years after adoption by the Board, unless earlier terminated by the Board, and no further Awards shall be granted under the Plan. The termination of the Plan shall not affect any Awards granted prior to the termination of the Plan.

ARTICLE 12

LEGAL CONSTRUCTION

12.1.    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2.    Severability.    In the event any provision of the Plan or of any Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or the Award Agreement, and the Plan and/or the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3.    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4.    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of The Netherlands, but without regard to its conflict of law provisions.

12.5.    Captions.    Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

12.6.    Incentive Stock Options.    Should any Option granted under this Plan be designated an "Incentive Stock Option," but fail, for any reason, to meet the requirements of the Code for such a designation, then such Option shall be deemed to be a Non-Qualified Stock Option and shall be valid as such according to its terms.

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  Exhibit 10.43